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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported): July 19, 1998



                          FPA Medical Management, Inc.
             (Exact name of registrant as specified in its charter)



Delaware                                 0-24276                 33-0604264
(State or other jurisdiction           (Commission              (IRS Employer
of incorporation)                      File Number)          Identification No.)


                                3636 Nobel Drive
                                    Suite 200
                               San Diego, CA 92122
               (Address of principal executive offices) (Zip Code)

                                 (619) 453-1000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)






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Item 3.           Bankruptcy or Receivership.

                  On July 18, 1998, the Registrant's Board of Directors formally endorsed the terms of a prenegotiated plan of reorganization (the "Plan") and authorized the commencement of reorganization cases under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") to implement the Plan. In summary, the Plan provides for the Registrant to convert substantially all of its secured debt to equity, discharge its other debt obligations, provide warrants for new common stock for its unsecured creditors and cancel the current common stock interests in the Registrant as of the effective date of the Plan. The Plan of Reorganization Term Sheet and exhibits are attached hereto as Exhibit 2.

                  On July 19, 1998, the Registrant and 89 of its subsidiaries and affiliates (collectively, the "Debtors") filed for protection under Chapter 11 in the United States District Court for the District of Delaware. The cases have been consolidated for the purpose of joint administration and have been assigned to Chief United States Bankruptcy Judge Peter J. Walsh. The consolidated caption is: In re FPA Medical Management, Inc., et. al., Debtors., Case Nos. 98-1596 through 98-1685. At a first day hearing conducted on July 20, 1998, the Bankruptcy Court entered nineteen first day orders granting authority to the Debtors to, among other things: honor prepetition payroll obligations; pay certain prepetition claims relating to hospital contracts and to continue ordinary course practices with respect thereto; pay certain prepetition claims of medical care providers continuing to provide postpetition services to the Debtors' core businesses; direct payors to make postpetition capitation and other payments to the Debtors; and continue to pay refunds to managed care enrollees for both prepetition and postpetition claims.

                  The Bankruptcy Court also approved, on an interim basis, the Debtors' $50 million debtor-in-possession financing facility and authorized the Debtors to use up to $34 million of the facility (including repayment of an earlier $22 million bridge facility) pending a final hearing which will be held on August 10, 1998 in the United States District Court for the District of Delaware. The Bankruptcy Court also directed that the Debtors file their formal disclosure statement and plan of reorganization in connection with the Plan by September 30, 1998 and scheduled a disclosure statement hearing for October 28, 1998 and a confirmation hearing for December 9, 1998.

                  Copies of the first day orders and other pleadings filed in the case may be obtained for a nominal cost directly from (i) IKON Office Solutions at 901 North Market Street, Suite 718, Wilmington, Delaware 19801 (telephone (302) 777-4500, facsimile (302) 777-5155); and (ii) Lason Systems, Inc., Delaware Legal Copy Division, at One Rodney Square, Suite 505, Wilmington, Delaware 19801 (telephone (302) 426-1500; fax (302) 426-1503).

                  On July 20, 1998, the Registrant issued the press release attached hereto as Exhibit 99 announcing the accord on the Plan reached with the Registrant's largest creditors and the commencement of the Registrant's Chapter 11 cases.



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Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits.

                           2 Plan of Reorganization Term Sheet, together with Exhibits A, B and C thereto.

                           99       Press Release dated July 20, 1998.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         FPA MEDICAL MANAGEMENT, INC.


                                         By:/s/ Stephen J. Dresnick
Date: July 22,1998                          ------------------------------------
                                            Stephen J. Dresnick
                                            Chairman and Chief Executive Officer





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                                  EXHIBIT INDEX



Number            Exhibit

2 Plan of Reorganization Term Sheet, together with Exhibits A, B and C thereto.

99                Press Release dated July 20, 1998.